S3.DOC
 As filed with the Securities and Exchange Commission on
                               March 6, 1998
                               Registration
No. 333
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                          ______________
                             FORM S3
                      REGISTRATION STATEMENT
                               Under
                    The Securities Act of 1933
                          ______________
                      CFC INTERNATIONAL, INC.

      (exact name of Registrant as specified in its
                          charter) ______________
           Delaware
           363434526
(State or other jurisdiction of              (I.R.S.
Employer incorporation or organization)
Identification No.)
                         500 State Street
              Chicago Heights, Illinois  604114086
                         (708) 8913456
(Name, address, including zip code, and telephone number,
      including area code, of Registrants principal
      executive offices)
                          ______________
                          Roger F. Hruby
     Chairman of the Board, Chief Executive Officer, and
                          President
                      CFC International, Inc.
                         500 State Street
              Chicago Heights, Illinois
              60411
                          4086 (708) 8913456
(Name, address, including zip code, and
                 telephone number, including
                 area code, of agent for
                 service)
                             Copy to:
                      D. Mark McMillan, Esq.
                        Bell, Boyd & Lloyd
                    70 West Madison Street
                          Chicago, Illinois
                          60602 (312) 372
                          1121
                        ______________
  Approximate  date  of  commencement  of  proposed  sale  to the
public:   From  time  to  time  after this  Registration
Statement
becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act,
check the  following  box    and  list  the  Securities  Act
registration
statement number of the earlier effective registration statement for the same offering.
  If this Form is a posteffective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box
and  list the  Securities    Act registration statement number
of
the  earlier
effective registration statement for the same offering.
 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                          ______________
                CALCULATION OF REGISTRATION FEE
                               Proposed    Proposed
                                Maximum     Maximum
 Title of Each    Amount to    Offering    Aggregate   Amount
of
    Class of         be          Price     Offering
Registrati
Securities to be Registered    Per Share   Price (1)   on Fee
(1)
   Registered                     (1)
Common Stock,     214,286      $14.00    $3,000,000    $885.00
 $.01 par value
(1)              Calculated in accordance with Rule 457(g)
based
on
  the  conversion  price of the common stock  to  be  issued upon conversion of the Note.
                        ______________
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective
date until the           Registrant  shall file a further
amendment which  specifically
states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



          Subject to Completion, Dated March 6, 1998
PROSPECTUS
                        214,286 Shares
                     CFC INTERNATIONAL, INC.
                        Common Stock
                       ______________

     This Prospectus covers 214,286 shares (the Shares) of common stock, par value $.01 per share (the Common
Stock),  of CFC      International, Inc. (the Company),
issuable to the Selling
Stockholder upon the conversion of a 6% Convertible Subordinated Note due 2006 (the Note). The Common Stock issuable upon the conversion of the Note may be offered and sold from time to time for the account of the person identified herein under the heading Selling Stockholder and any other person who obtains the right to sell the Shares
hereunder (the Selling Stockholder).   See Selling
Stockholder and Plan of Distribution.   The  Company will
receive no part of the proceeds of any sales of the Shares.

     The distribution of the Shares by the Selling Stockholder may be effected from time to time in one or more
transactions  on the     National  Market tier of The Nasdaq
Stock Market  (Nasdaq)
(which may involve block transactions), in special offerings, in negotiated transactions, or otherwise, and at market prices prevailing at the time of sale, at prices related to  such prevailing  market prices, or at negotiated
prices. The      Selling Stockholder may engage one or more
brokers to act
as principal or agent in making sales, who may receive discounts or commissions from the Selling Stockholder in
amounts to be negotiated.   The Selling Stockholder  and  any
such  brokers  may   be   deemed
underwriters under the Securities Act of 1933, as amended (the Securities Act), of the Shares sold.

     The  Common  Stock  is  traded on Nasdaq  under  the
symbol CFCI.         On March 4, 1998, the closing sale price
of the  Common
Stock on Nasdaq, as reported in The Wall Street Journal, was $11.00 per share.

     See Risk Factors at page 4 of this Prospectus for a discussion of certain factors that should be considered by prospective investors in the Common Stock.

                       ______________

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been
authorized by  the Company.   This Prospectus  does not
constitute an offer of any securities other than the registered securities to which it relates or an offer to any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                       ______________

THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED
BY
                       THE  SECURITIES
AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
                          COMMISSION NOR  HAS  THE
SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE
SECURITIES
 COMMISSION  PASSED  UPON  THE  ACCURACY  OR ADEQUACY  OF
   THIS PROSPECTUS.  ANY  REPRESENTATION  TO  THE  CONTRARY
   IS  A
                       CRIMINAL  OFFENSE.

        The date of this Prospectus is March _____, 1998
                       TABLE OF CONTENTS


Page Available Information
2
The Company
3
Recent Developments of the Company
4
Risk Factors
4
Selling Stockholder
7
Plan of Distribution
7
Experts
8
Documents Incorporated by Reference
8


                    AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and, in accordance therewith, files
reports,   proxy statements and other information with the
Securities and Exchange Commission (the Commission).
Reports, registration statements, proxy statements and other information filed by the Company with the Commission can be inspected  and  copied  at  the  public
reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commissions Regional Offices, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048. The Commission maintains a Web site
(http://www.sec.gov)  that contains  reports,  proxy   and
information   statements,   and other   information
regarding
registrants, such as the Company, that file electronically with the Commission

     The Company has filed a registration statement on Form S3 (the Registration Statement) with the Commission under the Securities Act in respect of the Shares of Common Stock
offered hereby.   For purposes hereof, the term Registration
Statement means  the  initial  Registration  Statement  and
any  and   all amendments  thereto.                     This
Prospectus omits certain  information
contained in the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Shares of
Common  Stock  offered hereby,   reference  is          made
to  the  Registration Statement,
including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the Commission as an exhibit to the Registration Statement, or otherwise, each such statement being qualified by, and subject to, such reference in all respects. The Registration
Statement  and the  exhibits  thereto
can  be
inspected   and  copied  at  the  Commissions  public
reference facilities referred to above.

     Unless the context otherwise requires, references in this Prospectus to the Company means CFC International, Inc. and its consolidated subsidiaries.
                         The Company
     The Company formulates, manufactures, and sells chemicallycomplex, multilayered functional coatings which provide superior performance under a wide range of
operating conditions.   The Company applies its proprietary
coatings to rolls of plastic film from which its customers transfer the coatings to their products for protective and informative purposes. The Company produces five primary types of coating products: printed coatings such as simulated wood grains for furniture; pigmented coatings used on pharmaceutical products such as intravenous solution bags; security products such as magnetic stripes and signature panels for credit cards; other pigmented and simulated metal coatings used on products such as beverage cases and cosmetics; and holographic products such as authentication seals. The Company utilizes its patented computergenerated dot matrix process to create unique and costeffective holographic art origination and to produce holograms used principally to certify and protect the authenticity of proprietary products and documents susceptible to counterfeiting or tampering. The Company is a leading supplier in many of the worldwide markets it serves.

     The Companys coatings are produced by milling pigments, solvents, and resins into proprietary formulations
which                      combine
multiple layers of custom inks designed to react with each other to create a composite solid coating that is applied to
customers products.   The  coatings  are produced  with  a
wide  range  of physical  and  chemical characteristics and
in
a broad  array  of colors, patterns, and surface finishes
which are designed to meet specific   customer  functional
requirements.    The       Companys
research and development capabilities enable it to create products specially tailored to meet the unique requirements of particular customers, such as resistance to specific chemicals or abrasion, and to satisfy exacting design criteria, such as sophisticated overt and covert (conspicuous and hidden) holograms and simulated woodgrain and other patterns. Through the use of the Companys products, its customers are also able to address many of the problems manufacturers confront in complying with increasingly restrictive environmental laws and regulations because it avoids the use of liquid solvents and adhesives otherwise needed to apply coatings to their products.

     A  principal  market  that  the Company  serves  is
printed
coatings for engineered wood products (Engineered Board) used to produce readytoassemble (RTA) furniture, kitchen
cabinets, mobile   home  interiors,  valuepriced  furniture,
and picture
frames.   The Companys coatings are designed to match or
improve
on the appearance, texture, durability, and scratch, moisture, and stain resistance of natural or painted wood. The Company is one of only two significant suppliers of
printed coatings for the Engineered   Board  market.   This
market  is growing
rapidly
throughout  the  world as the environmental  problems
associated with   paints   and   stains  and  the  cost  and
environmental
consequences of using solid wood are becoming more significant. Sales of products in this market represented
approximately                                           38.0%
of the Companys net sales in 1997.

     Another significant market for the Companys products is heat transfer printing for intravenous solution bags and other medical
supplies.    The   Companys   products   provide        the
pharmaceutical industry with a reliable, environmentally safe method of conveying crucial medical information on surfaces on which printing is difficult. The Companys coatings for this market are used on FDA approved products and are able to survive the sterilization process without degradation. The Company is one of the most significant suppliers to this stable and growing market and is the sole supplier to Baxter Healthcare Corporation for these products. Sales of products in this market represented approximately 19.1% of the Companys net sales in 1997.

   The Company is also focusing its efforts on the market for security products for transaction cards, which include credit cards, debit cards, identification cards, and ATM
cards.    The
Company manufactures chemically reactive signature panels and multicoercivity magnetic stripes for transaction cards and other documents and abrasion resistant tipping foils used to highlight the embossed lettering of transaction cards. The Companys products are used by customers, such as
MasterCard, VISA, and Diners Club International, to enhance the security and processing speed of transaction cards. Through its acquisition of Northern Bank Note Company in September 1997, the Company has entered the financial security printing business. The Company is now able to manufacture stock certificates, gift certificates, and other intaglia printed security documents. Sales of security products represented approximately 16.0% of the Companys net  sales in 1997.
     The Company is one of the leading designers and producers of holograms, which are used to protect and authenticate brand name software and merchandise,
transportation and event tickets,  and other   similar
applications   requiring protection   against unauthorized
copying or counterfeiting. The Company, together with its joint venture partner, is one of only a few companies worldwide with the ability to serve all stages of the hologram production process, from design to manufacturing, and is the sole supplier to Intel Corporation (Intel) of
holograms  used  to authenticate   all Intel  products,
including   the   Pentiumr microprocessor computer chip.
Sales of products in this market represented approximately 13.4% of the Companys net sales in 1997.
   The Company also serves a variety of other consumer and industrial markets that take advantage of the special functional capabilities of the Companys coatings. These markets include the automobile battery and cosmetics markets, which require acid and solvent resistant markings, and the consumer electronics and appliances markets, which require special surface durability and resistance to ultraviolet light degradation.

     The Companys products are sold to more than 5,000 customers worldwide. The Company generated approximately 30.7% of its 1997 revenues from sales outside the United States and has sales, warehousing, and finishing operations
in The United  Kingdom  and Japan.   The  Companys margins
and operating income result  from the  Companys  proprietary
technologies and from  the  Companys focus   on  quality.
The Company received the International Standards Organization (ISO) 9001 registration in June 1995, which provides assurance to the Companys customers that the Companys quality systems are consistently capable of providing products that meet the customers requirements. The Company successfully completed its first ISO 9001 surveillance audit in May 1996. The Company has demonstrated its commitment to quality by providing zerodefect products to its largest single customer, Baxter Healthcare Corporation, since successful institution by the Company in 1989 of the Phillip Crosby Total Quality Management (TQM) Program.
    The Companys executive offices are located at 500 State Street, Chicago Heights, Illinois 60411 and its telephone number is (708) 8913456.
             Recent Developments of the Company
   On September 3, 1997, the Company, through its wholly owned subsidiary CFCNorthern Bank Note Company, L.L.C., acquired substantially all of the assets and assumed substantially all of the liabilities of Northern Bank
Note Company,  an  Illinois corporation  (NBN).   NBN  was  a
leading financial security printer of stock certificates and intanglia printed documents. As consideration for this acquisition, the Company issued 17,000 shares of its Common Stock, issued the Note, issued a shortterm note in the principal amount of $1,500,000 which was paid in full on September 4, 1997 and paid $258,300 in cash.
                        RISK FACTORS
     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Shares of Common Stock offered by this Prospectus.
     Reliance  on  Significant Customers.  The  Company  and
its predecessor  have  provided  transferable  coatings   to
Baxter Healthcare Corporation and its predecessors since 1976 and the Company is currently the exclusive provider of transferable coatings to Baxter pursuant to an agreement which expires in February, 2001. That agreement requires the
Company to supply all of Baxters needs for transferable coatings at specified prices which may be adjusted to reflect changes in certain of the Companys costs. For
the years ended December 31,       1995,  1996, and  1997,
sales to
Baxter accounted for      13.3%, 12.4%, and 12.9%,
respectively, of the Companys net sales. Most of the Companys sales, including sales to other significant customers, are not made pursuant to longterm contracts. The Company is the exclusive provider to Sauder
Woodworking (Sauder) of simulated woodgrain  and       other
printed transferable coatings
for use on Engineered Board products. Sales to Sauder are also made on a purchase order basis and, consistent with Sauders policies, the Company does not have a longterm supply or exclusive provider agreement with Sauder. For the years ended December 31, 1995, 1996, and 1997, sales to Sauder accounted for 3.3%, 3.0%, and 3.5% of the
Companys net sales, respectively.        The  loss  of either
of  the  above
customers could have a material adverse effect on the Companys results of operations.

     Reliance  on  New  Product  Development.   As
technological advancements  are  made  in  the  product
requirements  of          the
Companys customers, the Company must continue to develop new products to keep pace with such advancements. The Company must also keep pace with the abilities of its competitors and counterfeiters of the Companys products and those of its customers. The inability of the Company to develop new products may impair not only the Companys growth, but also its ability to continue to service existing accounts. There can be no assurance that the Company will be able to develop such products on a timely basis, or at all, or that the Company will have the financial resources needed to adequately fund new product research.

     Dependence on Proprietary Technology. The Companys success is heavily dependent upon proprietary formulas and technology that the Company has developed, in addition to patents that have been issued to the Company. While the Company has adopted procedures to maintain the trade secrecy of such know how, including employee nondisclosure agreements, there can be no assurance that the Companys competitors will not be able to develop similar or better technology, that the Company will be able to maintain its trade secrets, nor that such employee nondisclosure agreements will be enforceable or will effectively prevent disclosure of the Companys confidential information.

     Competition.   The specialty transferable coatings
business in  which the Company competes is highly competitive
and        can  be
expected  to remain that way.  The Company competes with
several
firms in each of its market niches, although no one firm competes directly in all markets in which the Company has focused its efforts.
Competing  firms  vary in  size  and  in  geographical
coverage.   Furthermore, many of the Companys  competitors
have
greater financial and management resources than the Company. There can be no assurance that the Company will be able to continue to compete successfully in its markets.

     Risks Associated with Acquisitions. To date, the operations of NBN have been successfully integrated with the Company; however, the Selling Shareholder, who was the president of NBN, has been instrumental in this integration and is bound by an employment agreement with the Company which will terminate on September 3, 1998. There can be no assurance that the
Company
will be able to acquire other companies on terms favorable to the Company. The Company encounters various risks associated with
acquisitions,   including   possible  environmental   and
other regulatory
costs,   goodwill   amortization,   diversion            of
managements   attention,   and   unanticipated    problems
or
liabilities, some or all of which could have a material adverse effect on the Companys operations and financial performance.

     Reliance on Key Personnel. The Company believes that its continued success will depend to a significant extent upon the efforts and abilities of certain senior management, in particular those of Roger F. Hruby, Chairman of the Board of Directors, Chief Executive Officer, and President and Dennis W. Lakomy, Vice President and Chief Financial Officer. The Company does not have employment agreements with either of these individuals nor does the Company maintain any key man life insurance policies.
The loss of the services of either of these individuals could have a material adverse effect upon the Company.

      Impact   of   Environmental  Regulations.    The
Companys
operations are subject to federal, state, and local environmental laws and regulations that impose limitations on the discharge of pollutants into the air and water and establish standards for the treatment, storage, and disposal of solid and hazardous wastes.
While the Company has installed equipment and procedures which result in controls the Company believes are substantially in excess of those required for full compliance with such laws and regulations, environmental standards are continually evolving, including retroactively, and there can be no assurance that the Companys environmental controls will continue to meet new standards, that the Company will not become subject to liability for environmental remediation expenses, or that the Company will have available to it the financial resources needed to address
any of such issues.
     Exchange Rate Fluctuations and Foreign Sales. Approximately 30.2% of the Companys net sales for the fiscal year ended December 31, 1997, were made to European, Pacific Rim, and other customers outside of the United States and were made at prices based either on U.S. dollars or foreign currencies. As a result, exchange rate fluctuations can have a material effect on the total level  of  foreign sales and the profitability  of  those
sales.           Foreign sales are also subject to certain
other  risks
over which the Company has no control, including tariffs, governmental policies, and import restrictions.

    Control by Principal Stockholder. As of December 30, 1997, Roger F. Hruby, Chairman of the Board of Directors, Chief Executive Officer, and President,
beneficially owned 54.3% of the Companys   outstanding
shares
of  Common   Stock,
including
approximately 518,170 shares of nonvoting Class B Common Stock (the Class B Stock). In addition, Mr. Hruby owns an option to purchase 534 shares (subject to antidilution adjustments) of Voting Preferred Stock, par value $.01 per share (Voting Preferred Stock), which is entitled to 1,000 votes per share. If Mr. Hruby were to exercise this option, he would be entitled to cast approximately 54.4% of the votes entitled to be cast by the stockholders of the Company. Mr. Hruby currently also has an irrevocable proxy from certain of the Companys other current holders of Common Stock to vote certain outstanding shares of Common
Stock   which  collectively  represent  11.7%            of
the
outstanding Common Stock. As a result, Mr. Hruby is able to elect all of the members of the Companys Board of Directors and exercise a controlling influence over the business and affairs of the Company, including any determinations with respect to mergers or other business
combinations, the acquisition or disposition of assets,   the
incurrence  of indebtedness,  the  issuance              of
additional Common Stock or other equity securities, and the payment of dividends with respect to the Common Stock.
By virtue of his controlling ownership, Mr. Hruby also has the power to approve all matters submitted to a vote
of the  Companys stockholders   without  the  consent  of
the Companys other
stockholders.

     Shares Eligible for Future Sale. Approximately 4,542,428 shares of Common Stock, including 518,170 shares issuable upon conversion of the outstanding Class B Stock but excluding the Shares offered hereby, are eligible for sale in the public market, subject to compliance
with an  exemption  from   the registration requirements of
the Securities Act, such as Rule 144 or Rule 144A. No predictions can be made as to the effect, if any, that market sales of such shares or the availability of such shares for sale will have on the market price for shares of Common Stock prevailing from time to time. Sales of substantial amounts of shares of Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Companys future ability to raise capital through an offering of equity securities.
     Reliance  on  Single  Manufacturing Facility.   All  of
the processes   involved  in  the  manufacturing  of  the
Companys
products,  other  than  holographic  art  origination,
security
printing of stock certificates, and certain finishing operations, are performed at the Companys facility in
Chicago  Heights, Illinois.   While  the  Company maintains
property and business interruption insurance, significant damage to or destruction of that facility from fire, flood, or other calamity could have a material adverse impact on the operations of the Company and the income provided thereby.

     Absence of Dividends. The Company intends to retain its earnings to finance its growth and for general corporate purposes and therefore does not anticipate paying any cash dividends in the foreseeable future. In addition, the Companys revolving credit facility prohibits the payment of cash dividends.
                     SELLING STOCKHOLDER
     The following table sets forth certain information regarding the ownership of Common Stock as of December 31,
1997  by  the Selling  Stockholder.            Because
the   Selling    Stockholder
beneficially owns shares of Common Stock in addition to the Shares and because such other shares of Common Stock may be sold at any time and from time to time after the date hereof, the total number of shares of Common Stock to be owned by the Selling Stockholder after completion of this
offering assumes  that  none of         such  other  shares
of Common
Stock are  sold  or  otherwise
transferred.




                         Prior to               After
                         Offering             Offering
                                     Shares  Numb
                       Numbe         Offered  er
            Name         r   Perce   Hereby   of
Perc
                        of     nt            Shar
ent
                       Share                  es
                         s
          Peter A.     237,2  5.9%   214,286 23,0    *
          Whiteside     86                    00



__________________
*Represents less than 1%.

     The name of the Selling Stockholder is set forth above. This Prospectus may also be used by transferees, assignees, distributees, and pledgees of the Selling
Stockholder.   Peter Whiteside was formerly the President and
a Director of NBN and is currently employed by a whollyowned subsidiary of the Company.
                    PLAN OF DISTRIBUTION

     An aggregate of up to 214,286 Shares may be offered
pursuant to this  Prospectus.                       The
Selling  Stockholder  may  sell  or
distribute some or all of the Shares from time to time through underwriters, dealers, or brokers, or other agents or directly to one or more purchasers in transactions (which may involve crosses and block transactions) on Nasdaq, in privately negotiated transactions, in the overthecounter market, or in a combination of such transactions.
Such transactions may be effected by  the
Selling  Stockholder at market prices prevailing at the
time
of sale,  at  prices  related to such prevailing market
prices,  at negotiated  prices,  or          at  fixed
prices, which  may  changed.
Brokers, dealers, agents, or underwriters participating in such transactions as agent may receive compensation in the
form  of discounts,   concessions,  or  commissions from
the   Selling
Stockholder (and, if they act as agent for the purchaser of such Shares, from such purchaser). Such discounts, concessions,  or commissions  as  to  a
particular broker,  dealer,  agent, or
underwriter might be in excess of those customary in the type of transaction involved. This Prospectus also may be used, with the Companys consent, by other persons acquiring Shares and who wish to offer and sell such Shares under circumstances requiring or making desirable its use.
     The Selling Stockholder and any such underwriters, brokers, dealers, or agents that participate in such distribution may be deemed to be underwriters within the meaning of the Securities Act, and any discounts, commissions, or concessions received by any such underwriters, brokers, dealers, or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Stockholder can presently estimate the amount of such
compensation.   The Company knows  of no existing
arrangements between the Selling Stockholder and any underwriter, broker, dealer, or other agent relating to the sale or distribution of the Shares.
     The Company will pay all expenses of filing the Registration Statement and preparing and reproducing this
Prospectus.   The Selling  Stockholder  will  pay any selling
expenses, including brokerage commissions, incurred in connection with its sale of any Shares covered by this Prospectus. The Selling Stockholder may indemnify any broker, dealer, agent, or underwriter that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.
                           EXPERTS
     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10K of CFC International, Inc. for the year ended December 31,
1996 have  been              so
incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



             DOCUMENTS INCORPORATED BY REFERENCE

     The following documents and information heretofore filed by the Company with the Commission are incorporated herein by reference:

         The Companys Annual Report on Form 10K for the year ended December 31, 1996 (as amended on Form 10K/A dated April
         29, 1997) (Commission File No. 027360).

         The Companys Current Report on Form 8K dated September
25,
         1997.

         The Companys Quarterly Report on Form 10Q for the quarters ended March 31, 1997 (as amended on Form 10Q/A dated May
         8, 1997), June 30, 1997, and September 30, 1997.

         The description of the Companys Common Stock set forth under the caption Description of Capital Stock_Common Stock in the prospectus included is the Companys registration statement on Form S1 (Reg. No. 3396110), which description is incorporated by reference in the Companys registration statement on Form 8A dated November 6, 1995 for the registration of the Common Stock under Section 12(g) of the Exchange Act.

    Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering  of the Common Stock pursuant hereto shall be
deemed  to be  incorporated by reference in this Prospectus
and to be a part
of  this Prospectus from the date of filing of such document.
Any statement   contained  in  this  Prospectus  or  in  a
document
incorporated  or deemed to be incorporated by reference  in
this Prospectus  shall  be  deemed to be modified  or
superseded  for purposes of the Registration Statement and
this Prospectus to the extent  that a statement contained in this Prospectus or  in  any subsequently  filed  document
that also is or  is           deemed  to  be incorporated  by
reference  in  this
Prospectus   modifies                                or
supersedes  such  statement. Any such statement  so  modified or superseded  shall  not  be  deemed,  except  as  so

modified  or superseded, to constitute a part of the

Registration Statement or this Prospectus.

     The  Company will provide without charge to each  person

to whom  this  Prospectus is delivered, upon  the  written

or oral request of any such person, a copy of any or all of

the documents that are incorporated by reference in this

Prospectus, other than exhibits to such documents (unless

such exhibits are specifically incorporated  by reference

into such documents). Requests  should be directed to CFC

International, Inc., 500 State Street, Chicago Heights,

Illinois 60411, Attention:  Secretary, telephone  (708)

8913456.

                           PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The  following table sets forth the estimated
expenses, all of  which are to be borne by the Company, in
connection with  the registration,  issuance and
distribution of the securities  being registered   hereby.
All  amounts  are estimates   except    the
Commission registration fee.

          Commission registration fee
          $$885.00 Legal fees and expenses
$10,000.00
          Accounting fees and expenses
$5,000.00
          Miscellaneous
$4,115.00
                     Total
$$20,000
          .00
Item 15.  Indemnification of Directors and Officers.
     Section 145 of the General Corporation Law of Delaware authorizes the Company to indemnify its directors
and  officers under  specified  circumstances.   The
Restated
Certificate of Incorporation and Bylaws of the Company provide that the Company shall indemnify, to the extent permitted by Delaware law, its directors and officers (and may indemnify its employees and agents) against liabilities (including expenses, judgments, and settlements) incurred by them in connection with any actual or threatened action, suit, or proceeding to which they are or may become parties and which arises out of their status as
directors, officers, or  employees.   The  Company  has
entered  into        an agreement  with each of its directors
which requires the Company to indemnify the director to the extent permitted by Delaware law.

   The  Companys  Restated Certificate  of  Incorporation
and Bylaws eliminate, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such directors fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders,
(b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase, or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his responsibilities under any other law, including the federal securities laws.
     The directors and officers of the Company are insured within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense  of actions,  suits,  or  proceedings and certain liabilities  which might  be  imposed  as  a  result  of
such actions, suits, or proceedings, to which they are parties by reason of being or having been such directors or officers.
     Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the
Company has been advised that  in  the opinion   of   the
Securities  and  Exchange  Commission   such
indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits

     A list of exhibits included as part of this registration statement is set forth in the Exhibit Index appearing elsewhere herein and is incorporated by this reference.

Item 17.  Undertakings.

    (a)  The undersigned Registrant hereby undertakes:
        (1)   To file, during any period in which offers or
     sales are    being  made,  a  posteffective  amendment
     to   this
     registration statement:
           (i)   To  include any prospectus required  by
Section
        10(a)(3) of the Securities Act;
           (ii)   To  reflect  in  the prospectus  any  facts
or
        events   arising  after  the  effective   date   of
the
        registration   statement  (or  the  most   recent
        posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and
           (iii)   To  include  any  material  information
           with
        respect to the plan of distribution not previously disclosed in the registration statement
        or any  material change                         to
         such   information  in   the   registration
        statement;
     provided,  however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) of  this section do not apply if the
     information required to be   included  in  a  post
     effective  amendment   by   those paragraphs  is
     contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
        (2) That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the
     offering. (b)   The undersigned Registrant hereby
     undertakes that, for
purposes of determining any liability under the Securities Act, each filing of the Registrants annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant   pursuant  to  the foregoing  provisions,  or
otherwise, the  Registrant   has  been advised  that  in  the
opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of
appropriate jurisdiction    the    question         whether
such
indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                         Signatures
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago Heights, State of Illinois, on March 6, 1998.
                                   CFC INTERNATIONAL, INC.
                                   By:/s/  Roger F. Hruby
                                   Roger F. Hruby
                                                     Chairman
                                   of the Board of Directors,
                                                    Chief
                                   Executive Officer and
                                   President



                      Power of Attorney

     Each  person  whose signature appears below hereby
appoints
Roger F. Hruby and Dennis W. Lakomy, and each of them severally, acting alone and without the other, his or her true and lawful attorneyinfact with authority to execute in the name of each such person  and
to  file  with  the  Securities  and  Exchange
Commission,  together  with  any  exhibits  thereto   and
other
documents  therewith,  any  and all amendments  (including
post
effective amendments) to this registration statement necessary or advisable to enable the Registrant to comply with the Securities Act of  1933,  as
amended,  and  any  rules,  regulations,  and
requirements of the Securities and Exchange Commission in
respect thereof,                                  which
amendments may make such other  changes  in  the
registration   statement   as   the  aforesaid   attorneyin
fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 1998.

           Signature                          Title

 Principal Executive Officer:

   /s/              Roger F.         Chairman of the Board
of
             Hruby                  Directors, Chief
Executive
        Roger F. Hruby                Officer, and President

 Principal Financial Officer:

  /s/              Dennis W.     Vice President, Chief
Financial
            Lakomy                           Officer
           Dennis W. Lakomy         Secretary, Treasurer,
                                             and Director


 Principal Accounting Officer:              Controller

 /s/                Jeffrey E.
             Norby
            Jeffrey E. Norby


           Signature                          Title

 A Majority of the Directors:

    /s/           Roger F.
Director
             Hruby
         Roger F. Hruby

   /s/            William G.
Director
             Brown
           William G. Brown

    /s/           Dennis W.
Director
            Lakomy
          Dennis W. Lakomy

    /s/             Richard
Director
            Pierce
        Richard Pierce

     /s/          David D.
Director
           Wesselink
      David D. Wesselink

     /s/            Robert
Director
            Covalt
         Robert Covalt




                          EXHIBIT INDEX


Exhibit
Numbers

3.1         Restated Certificate of Incorporation of the
Company
            (incorporated  by  reference to Exhibit  3.1
            to the Companys   Registration  Statement  on
            Form S1, Registration No. 3396110).

3.2         Amended   and   Restated  Bylaws   of   the
Company
            (incorporated  by  reference to Exhibit  3.2
            to the Companys   Registration  Statement  on
            Form S1, Registration No. 3396110).

4.1         Specimen  Certificate Representing Shares  of
Common
            Stock  (incorporated by reference to Exhibit
            4.1 to the  Companys Registration Statement  on
            Form S1, Registration No. 3396110).

5.1 Opinion of Bell, Boyd & Lloyd as to legality of the
            common stock.

23.1        Consent of Price Waterhouse LLP.

23.2        Consent  of  Bell, Boyd & Lloyd (included in
Exhibit
            5.1).

24.1 Powers of Attorney (included on the signature page
             of this Registration Statement).








EXHIBIT

23.1

             [LETTERHEAD OF PRICE WATERHOUSE LLP]


              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration
Statement on Form S3 of our report dated February 7, 1997 appearing on page 23 of CFC International, Inc.s Annual
Report on Form 10K for the year ended December 31, 1996. We also consent to the reference to us under the heading Experts in such Prospectus.




PRICE WATERHOUSE LLP
Chicago, Illinois
March 6, 1998























                                                      EXHIBIT


5.1


             [LETTERHEAD OF BELL, BOYD & LLOYD]











                        March 6, 1998











CFC International, Inc.
500 State Street
Chicago Heights, Illinois  60411

Registration Statement on Form S3

Ladies and Gentlemen:

   We have represented CFC International, Inc., a Delaware corporation (the Company), in connection with the preparation of a registration statement on Form S3 (the Registration Statement) filed under the Securities Act of 1933, as amended (the Act), for the purpose of registering under the Act 214,287 shares of common stock, par value $.01 per share (the Common Stock), of the Company (the Shares). In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers, including the Registration Statement and pertinent resolutions of the board of directors of the Company, as we deemed it necessary to examine for the purpose of this opinion.
   Based upon such examination, it is our opinion that the Shares are legally issued, fully paid, and nonassessable shares of Common Stock of the Company.
   We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.



                                   Very truly yours,
                                   /s/ Bell, Boyd & Lloyd
                                   Bell, Boyd & Lloyd



Prepared by:  Naima K. Walker
Approved by:  D. Mark McMillan
Second Partner Approval by:  Kevin J.
McCarthy